                                                                      EXHIBIT 10

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------

The Board of Directors
Horace Mann Life Insurance Company

We consent to the use of our reports incorporated by reference and to the reference to our firm under the heading "Financial Statements" in the Registration Statement and Prospectus for Horace Mann Life Insurance Company Separate Account.

Our report dated February 16, 1996, covering the financial statements of Horace Mann Life Insurance Company, contains an explanatory paragraph which states that the financial statements are presented in conformity with accounting practices prescribed or permitted by the Insurance Department of the State of Illinois. These practices differ in some respects from generally accepted accounting principles. The financial statements do not include any adjustment that might result from the differences.


                                         /S/ KPMG PEAT MARWICK LLP

Chicago, Illinois
November 8, 1996